Exhibit 10.18

LIQUIDATION PREFERENCE AGREEMENT

THIS LIQUIDATION PREFERENCE AGREEMENT (the “Agreement”) is dated effective as of October 27, 2004 by and among RSTW PARTNERS III, L.P., a Delaware limited partnership (“RSTW”), GORDON BIERSCH BREWERY RESTAURANT GROUP, INC., a Tennessee corporation (“Gordon Biersch”) for the limited purposes set forth herein and each of the undersigned holders of Gordon Biersch’s common stock, no par value per share, (“Common Stock”) outstanding as of the date hereof (the “Holders”).

WHEREAS, RSTW and Gordon Biersch entered into that certain Note Purchase Agreement dated as of December 10, 1999 (as amended, supplemented or otherwise modified from time to time, the “Note Agreement”), pursuant to which a senior subordinated promissory note in the original principal amount of $23,000,000 was issued by Gordon Biersch to RSTW (as amended, supplemented or otherwise modified from time to time, the “Senior Subordinated Note”); and

WHEREAS, RSTW and Gordon Biersch entered into that certain Warrant Purchase Agreement dated as of December 10, 1999 (the “Warrant Agreement”) under which Gordon Biersch issued RSTW a warrant to purchase capital stock; and

WHEREAS, pursuant to a Settlement Agreement between RSTW and Gordon Biersch dated as of the date hereof (the “Settlement Agreement”). RSTW has agreed to terminate the Note Agreement and the Warrant Agreement and settle all obligations owing or incurred under such agreements, including cancellation of the Senior Subordinated Note (the “Obligations”) and a warrant to purchase capital stock of Gordon Biersch;

WHEREAS, Gordon Biersch is willing to act as an administrator to the limited extent provided herein for certain payments that may be made under this Agreement;

WHEREAS, each of the Holders acknowledges and agrees that such Holder is the beneficiary of good and valuable consideration as a result of RSTW’s actions under the Settlement Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the legal sufficiency of which is hereby acknowledged, RSTW, Gordon Biersch and each Holder hereby agree as follows:

1. Payment upon Liquidation Event.

(a) If the Holders shall be entitled to be paid or distributed proceeds in cash or in securities (including, without limitation, debt securities) or in other property pursuant to a Liquidity Event (as defined below) or payment of dividends or other distributions (collectively, “Distributions”), each Holder hereby agrees that such Holder’s rights to receive such Distributions are hereby assigned to RSTW in an amount of up to $4,200,000 (the “Liquidation Amount”).

(b) For purposes of this Agreement, a “Liquidity Event” shall mean:

(i) any liquidation, dissolution or winding up of Gordon Biersch, whether voluntary or involuntary;

(ii) any consolidation or merger of Gordon Biersch with or into any other corporation or other entity or person, or any other corporate reorganization or transaction or series of related transactions by Gordon Biersch in which in excess of 50% of Gordon Biersch’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of Gordon Biersch; or

(iii) a sale or other disposition of all or substantially all of the assets of Gordon Biersch.

(c) Each Holder hereby irrevocably authorizes and appoints Gordon Biersch to act as such Holder’s administrator and attorney-in-fact with respect to all such Distributions to which such Holder may become entitled. In the event that any such Distributions are payable to the Holders, the Holders shall cause such Distributions to first be deposited with Gordon Biersch which shall then, without any further action on the part of any party, deliver all such Distributions to RSTW until RSTW shall have been distributed the Liquidation Amount and shall thereafter distribute any such Distributions in excess of the Liquidation Amount ratably to each Holder based upon the allocations set forth on Exhibit A, as may be amended to reflect transfers of Common Stock by Holders.

(d) Any securities or other property to be delivered to RSTW or the Holders pursuant to this Agreement shall be valued as follows:

(i) Securities shall be valued as follows:

(A) If traded on a securities exchange or Nasdaq NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 20 trading-day period ending three (3) trading-days prior to the closing;

(B) If actively traded over-the-counter (other than Nasdaq NMS), the value shall be deemed to be the average of the closing bid prices over the 20 trading-day period ending three (3) trading-days prior to the closing; and

(ii) If there is no active public market, the value shall be the fair market value thereof, as determined by the board of directors of Gordon Biersch.

(iii) All other property shall be valued at the fair market value thereof, as determined by the board of directors of Gordon Biersch.

(e) The amounts distributed under this Agreement to RSTW shall not exceed in the aggregate the Liquidation Amount. The Liquidation Amount is a maximum amount that may be payable to RSTW under this Agreement and RSTW acknowledges such amount may not be paid in full if Distributions are not greater than $4,200,000.

(f) Each Holder’s obligations under this Agreement is several and each Holder’s obligation is limited to such Holder’s allocable percentage (as expressed on Exhibit A, as may be amended to reflect transfers of Common Stock by Holders) of Distributions.

2. Transfers.

(a) No Holder may sell, assign, pledge or otherwise dispose of (a “Transfer”) any interest in any Common Stock covered by this Agreement, either voluntarily or involuntarily, by operation of law or otherwise, unless the transferee of such Common Stock (except in the case of Transfers to Gordon Biersch) is either a party to this Agreement or shall have executed and delivered to Gordon Biersch an Instrument of Accession hereto in substantially the form set forth on Schedule 1 hereto.

(b) All certificates or other documents representing shares of Common Stock covered by this Agreement and all certificates or other documents issued in Transfer thereof or substitution therefor shall have endorsed thereon the following legend:

“The securities evidenced by this certificate are subject to the terms of a certain Liquidation Preference Agreement, dated as of October 27, 2004, by and among the issuer of this certificate, certain shareholders and RSTW Partners III, L.P. The Liquidation Preference Agreement contains certain restrictive provisions relating to the transfer of shares and rights relating to the distribution of proceeds or other property to which the holders may become entitled in certain events. No registration of transfer of securities will be made on the books of the issuer unless and until such restrictions have been complied with. A copy of the Liquidation Preference Agreement is on file at the issuer’s principal offices. Upon written request to the issuer’s secretary, a copy of the Liquidation Preference Agreement will be provided without charge to the holder of this certificate.”

3. Terms and Conditions of Gordon Biersch’s Duties.

(a) The duties of Gordon Biersch hereunder shall be entirely administrative and not discretionary. Gordon Biersch shall be obligated to act only in accordance with Section 1 of this Agreement and is authorized hereby to comply with any orders, judgments or decrees of any court with or without jurisdiction and shall not be liable as a result of its compliance with the same.

(b) As to any legal questions arising in connection with the administration of this Agreement, Gordon Biersch may rely absolutely upon the opinions given to it by its counsel and shall be free of liability for acting in reliance on such opinions. In the event that Gordon Biersch shall be uncertain as to its duties or rights hereunder, or shall receive instructions from any other party hereto with respect to the subject matter hereof, which, in Gordon Biersch’s opinion, are ambiguous or in conflict with any of the provisions of this Agreement, Gordon Biersch shall be entitled to refrain from taking any action until it shall be directed otherwise in writing jointly by RSTW and the Holders or shall be directed otherwise by a judgment or order of a court of competent jurisdiction. Gordon Biersch shall not be required to disburse all or any portion of the Distributions in violation of any court order.

(c) Gordon Biersch may rely absolutely upon the genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Agreement.

(d) Gordon Biersch may, as a condition to the disbursement of monies or disposition of securities or other property as provided herein, require from the payee or recipient a receipt therefor and, upon final payment or disposition, a release of Gordon Biersch from any liability arising out of its execution or performance of this Agreement, such release to be in a form reasonably satisfactory to Gordon Biersch.

(e) Any expenses of Gordon Biersch incurred in the performance of its duties hereunder, including fees and expenses of counsel, shall be paid by RSTW and the Holders and may, in Gordon Biersch’s reasonable discretion, be withheld from any Distributions otherwise owed to RSTW or the Holders.

4. Indemnity.

(a) RSTW and each Holder hereby agree to and hereby do waive any suit, claim, demand or cause of action of any kind which it may have or may assert against Gordon Biersch arising out of or relating to the execution or performance by Gordon Biersch of this Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct or bad faith of Gordon Biersch. RSTW and the Holders agree to indemnify and hold harmless Gordon Biersch against and from any and all claims, demands, costs, liabilities and expenses, including reasonable counsel fees, which may be asserted against it or to which it may be exposed or which it may incur by reason or its execution or performance of this Agreement. Such agreement to indemnify shall survive the termination of this Agreement without regard to any applicable statute of limitations.

(b) In the event that any litigation is brought against Gordon Biersch in respect of which indemnity may be sought hereunder, Gordon Biersch shall give prompt notice of that litigation to RSTW and each Holder, and the parties upon receipt of that notice shall have the obligation and the right to assume the defense of such litigation, provided that failure of Gordon Biersch to give that notice shall not relieve the parties hereto from any of their obligations under this Section unless that failure prejudices the defense of such litigation by said parties. At its own expense, Gordon Biersch may employ separate counsel and participate in the defense. The parties hereto shall not be liable for any settlement without their respective consents.

5. Acknowledgment by Gordon Biersch. By execution and delivery of this Agreement, Gordon Biersch acknowledges that the terms and provisions of this Agreement are acceptable and it agrees to carry out the provisions of this Agreement on its part.

6. Termination. This Agreement shall terminate when Gordon Biersch shall have disbursed the entirety of the Distributions (whether equal to $4,200,000 or not) in accordance with the terms hereof, but such termination shall not affect Gordon Biersch’s right to indemnification as provided herein.

7. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, administrators, representatives, executors, estates, successors and assigns, if any.

8. Governing Law. This Agreement is made and entered into in the State of Tennessee and shall in all respects be interpreted, enforced and governed under the laws of that State without giving effect to its conflict of law rules.

9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

10. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between them pertaining to the subject matter hereof. It is agreed that this Agreement may be modified only by a subsequent, written agreement, executed by all of the parties.

11. No Adverse Interpretation. This Agreement shall be deemed to have been mutually drafted by the parties, so that the Agreement shall not be interpreted against any party as the draftsperson.

[Signature Pages to Follow]

WHEREFORE, the parties have caused this Liquidation Preference Agreement to be executed effective as of the date first above written.

GORDON BIERSCH BREWERY
RESTAURANT GROUP, INC.

Name:	H. Allen Corey
Title:	President

RSTW PARTNERS III, L.P.

	By:	RSTW Management, L.P.
	Its:	General Partner

		By:	Rice Mezzanine Corporation
		Its:	General Partner

Name:
Title:

Signature Page to Liquidation Preference Agreement

WHEREFORE, each of the Holders have caused this Liquidation Preference Agreement to be executed effective as of the date first above written.

H. Allen Corey

PMC Employee Retirement Plan,
Custodian FBO H. Allen Corey

By:
Title:

Raymond James & Assoc., Inc.,
Custodian FBO Clayton Andrew Stockett

By:
Title:

C. Andrew Stockett

Benjamin R. Probasco

Robert A. Gentry

Robert Gentry

Frank Fowler

Clay Gentry

Robert Werk

Shareholder Signature Page to Liquidation Preference Agreement

TBB Holding Company

By:
Title:

Larry McClure

J.C. Bradford and Company, Custodian, FBO David E. Dray Rollover Acct. 14231418-1-9

By:
Title:

UBS Painewebher, Custodian FBO David E. Dray IRA

By:
Title:

Julian D. Saul Trust,
Julian D. Saul, Trustee

By:
Title:

Julian D. Saul

Carol Grizzard

Pointer Management Co. Profit Sharing Plan

By:
Title:

John A. Stout

Shareholder Signature Page to Liquidation Preference Agreement

John Stout

W. Thorpe McKenzie

Joseph H. Davenport III

Howard Holdings, Inc.

By:
Title:

1999 Garnett A. Smith Holdings Trust, Kittrell Smith, Trustee

By:
Title:

RSTW Partners III, L.P.

	By:	RSTW Management, L.P.
	Its:	General Partner

		By:	Rice Mezzanine Corporation
		Its:	General Partner

/s/ JEFFREY P. SANGLIS
Name:
Title:

J. Porter Durham, Jr.

Robert Page

Robert Stickley

Shareholder Signature Page to Liquidation Preference Agreement

James Richard Thomas

Tim P. Hennen

John Leonard

James H. Parton

Shareholder Signature Page to Liquidation Preference Agreement